Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2022 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. –November 8, 2022 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the third quarter (“Q3 2022”) and nine months ended September 30, 2022.

“We maintained our momentum through Q3 2022, which was the fourth consecutive quarter in which we have reported higher revenues compared to the comparable prior year period,” said Vincent J. Arnone, President and CEO. “We operated profitably for the quarter, maintained a strong financial position, and continued to develop our Dissolved Gas Infusion (“DGI”) technology business segment.

“Q3 2022 revenues increased 6.1%, led by higher revenues within our Air Pollution Control (APC) business segment. APC revenues through the first nine months of 2022 totaled $7.7 million, exceeding APC revenues for the full year 2021 of $6.9 million. We expect full year 2022 revenues for APC in the range of $11-12 million. Our FUEL CHEM business segment outperformed our expectations and, as a result, we now expect full year 2022 FUEL CHEM revenues in the range of $14-15 million, up from our prior forecast of $13-15 million. In late October, we released a White Paper that validates the best-in-class oxygen transfer efficiency of our Dissolved Gas Infusion (“DGI”) technology and created a dedicated DGI product page at www.dissolvedgasinfusion.com. We continue to execute on our development in support of the launch this technology, with an immediate focus on securing an executive to guide, grow and commercialize our DGI business.”

Q3 2022 Consolidated Results Overview

Consolidated revenues for the third quarter ended September 30, 2022 (“Q3 2022”) rose to $8.0 million from $7.6 million in the third quarter of 2021 (“Q3 2021”), reflecting a $0.8 million increase within APC, driven by the timing of project execution and new APC orders. Consolidated revenues were partially offset by a $0.3 million decline in FUEL CHEM revenues, due to the loss of one customer from a permanent plant retirement, the impact of unit dispatch/demand, and unforeseen plant outages.

Gross margin for Q3 2022 was 45.8% of revenues compared to 49.2% of revenues in Q3 2021, reflecting lower gross profit margin in the APC operating segment.

SG&A expenses increased to $3.3 million in Q3 2022 from $2.8 million in Q3 2021, reflecting increases in employee compensation and benefits, outside services, and administrative expenses.

Operating income decreased to $0.2 million from an operating income of $0.6 million in Q3 2021.

Net income in Q3 2022 was $0.3 million, or $0.01 per share, compared to net income of $0.7 million, or $0.02 per share, in Q3 2021.

APC segment revenues rose to $2.7 million from $1.9 million in Q3 2021, for the reasons cited above. APC gross margin in Q3 2022 was 34.0% compared to 41.7% in Q3 2021, due to a difference in product and project mix.

FUEL CHEM segment revenues were $5.3 million compared to $5.6 million in Q3 2021, for the reasons cited above. Segment gross margin in Q3 2022 51.9% compared to 51.8% in Q3 2021.

Adjusted EBITDA was $0.4 million in Q3 2022 compared to Adjusted EBITDA of $0.9 million in Q3 2021.

Consolidated Backlog

Consolidated backlog at September 30, 2022 declined to $8.8 million from $9.1 million at December 31, 2021.

Financial Condition

At September 30, 2022, cash and cash equivalents were $24.1 million, short-term investments were $2.5 million, and long-term investments were $7.3 million. Stockholders’ equity was $44.8 million, or $1.48 per share, and the Company had no long-term debt.

Conference Call

Management will host a conference call on Wednesday, November 9, 2022 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, participants may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$24,082	$35,893
Restricted cash and cash equivalents	—	891
Short-term investments	2,469	—
Accounts receivable, net	6,658	3,259
Inventories, net	391	348
Prepaid expenses and other current assets	696	1,074
Total current assets	34,296	41,465
Property and equipment, net of accumulated depreciation of $18,425 and $18,243, respectively	4,505	4,609
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $389 and $341, respectively	410	448
Restricted cash	—	270
Right-of-use operating lease assets	225	242
Long-term investments	7,339	—
Other assets	791	824
Total assets	$49,682	$49,974
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,626	$1,561
Accrued liabilities:
Operating lease liabilities - current	125	113
Employee compensation	855	688
Other accrued liabilities	768	861
Total current liabilities	4,374	3,223
Operating lease liabilities - non-current	94	122
Deferred income taxes, net	139	139
Other liabilities	243	290
Total liabilities	4,850	3,774
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,272,303 and 31,227,300 shares issued, and 30,296,297 and 30,263,791 shares outstanding, respectively	313	312
Additional paid-in capital	164,334	164,199
Accumulated deficit	(115,589)	(114,549)
Accumulated other comprehensive loss	(2,051)	(1,604)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,234)
Total stockholders’ equity	44,832	46,200
Total liabilities and stockholders’ equity	$49,682	$49,974

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	$8,017	$7,559	$19,920	$17,810
Costs and expenses:
Cost of sales	4,345	3,840	11,280	9,150
Selling, general and administrative	3,273	2,801	9,201	8,858
Research and development	207	340	716	1,070
	7,825	6,981	21,197	19,078
Operating income (loss)	192	578	(1,277)	(1,268)
Interest expense	(4)	(5)	(13)	(14)
Interest income	92	1	101	4
Other income, net	34	104	158	1,586
Income (loss) before income taxes	314	678	(1,031)	308
Income tax expense	—	—	(9)	(10)
Net income (loss)	$314	$678	$(1,040)	$298
Net income (loss) per common share:
Basic net income (loss) per common share	$0.01	$0.02	$(0.03)	$0.01
Diluted net income (loss) per common share	$0.01	$0.02	$(0.03)	$0.01
Weighted-average number of common shares outstanding:
Basic	30,296,000	30,264,000	30,287,000	29,356,000
Diluted	30,371,000	30,335,000	30,287,000	29,482,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$314	$678	$(1,040)	$298
Other comprehensive income (loss):
Foreign currency translation adjustments	(155)	(153)	(447)	(213)
Comprehensive income (loss)	$159	$525	$(1,487)	$85

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Operating Activities
Net (loss) income	$(1,040)	$298
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	267	457
Amortization	70	114
Loss on disposal of equipment	—	13
Provision for doubtful accounts, net of recoveries	(45)	(2)
Stock-based compensation, net of forfeitures	136	61
Gain of forgiveness on Paycheck Protection Plan Loan	—	(1,556)
Changes in operating assets and liabilities:
Accounts receivable	(3,449)	1,405
Inventories	(44)	(32)
Prepaid expenses, other current assets and other non-current assets	370	1,176
Accounts payable	1,094	(980)
Accrued liabilities and other non-current liabilities	50	(382)
Net cash (used in) provided by operating activities	(2,591)	572
Investing Activities
Purchases of equipment and patents	(186)	(584)
Purchases of debt securities	(9,777)	—
Net cash used in investing activities	(9,963)	(584)
Financing Activities
Proceeds from sale of common stock issued in connection with private placement	—	25,812
Costs related to sale of common stock issued in connection with private placement	—	(1,783)
Taxes paid on behalf of equity award participants	(17)	(52)
Net cash (used in) provided by financing activities	(17)	23,977
Effect of exchange rate fluctuations on cash	(401)	(249)
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(12,972)	23,716
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period (Note 2)	37,054	12,606
Cash, cash equivalents and restricted cash and cash equivalents at end of period (Note 2)	$24,082	$36,322

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended September 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,728	$5,289	$—	$8,017
Cost of sales	(1,801)	(2,544)	—	(4,345)
Gross margin	927	2,745	—	3,672
Selling, general and administrative	—	—	(3,273)	(3,273)
Research and development	—	—	(207)	(207)
Operating income (loss) from operations	$927	$2,745	$(3,480)	$192

	Air Pollution	FUEL CHEM
Three months ended September 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$1,944	$5,615	$—	$7,559
Cost of sales	(1,134)	(2,706)	—	(3,840)
Gross margin	810	2,909	—	3,719
Selling, general and administrative	—	—	(2,801)	(2,801)
Research and development	—	—	(340)	(340)
Operating income (loss) from operations	$810	$2,909	$(3,141)	$578

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$7,670	$12,250	$—	$19,920
Cost of sales	(5,032)	(6,248)	—	(11,280)
Gross margin	2,638	6,002	—	8,640
Selling, general and administrative	—	—	(9,201)	(9,201)
Research and development	—	—	(716)	(716)
Operating income (loss) from operations	$2,638	$6,002	$(9,917)	$(1,277)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$3,837	$13,973	$—	$17,810
Cost of sales	(2,172)	(6,978)	—	(9,150)
Gross margin	1,665	6,995	—	8,660
Selling, general and administrative	—	—	(8,858)	(8,858)
Research and development	—	—	(1,070)	(1,070)
Operating income (loss) from operations	$1,665	$6,995	$(9,928)	$(1,268)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(Unaudited)

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
United States	$6,972	$6,049	$14,939	$15,100
Foreign	1,045	1,510	4,981	2,710
	$8,017	$7,559	$19,920	$17,810

	September 30,	December 31,
	2022	2021
Assets:
United States	$47,170	$46,271
Foreign	2,512	3,703
	$49,682	$49,974

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$314	$678	$(1,040)	$298
Interest (income) expense, net	(88)	4	(88)	10
Income tax expense	-	-	9	10
Depreciation expense	85	138	267	457
Amortization expense	20	43	70	114
EBITDA	331	863	(782)	889
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	-	(1,566)
Stock compensation expense	90	21	136	61
ADJUSTED EBITDA	$421	$884	$(646)	$(616)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.